Exhibit 10.2

FIRST AMENDMENT TO

CREDIT AGREEMENT

dated as of

January 7 , 2011

among

THREE RIVERS OPERATING COMPANY, LLC,

as Borrower,

THREE RIVERS ACQUISITION LLC,

as Guarantor,

BNP PARIBAS,

as Administrative Agent,

JPMORGAN CHASE BANK, N.A. and SOCIETE GENERALE,
as Co-Syndication Agents,

UNION BANK, N.A. and THE ROYAL BANK OF SCOTLAND plc,
as Co-Documentation Agents,

and

The Lenders Party Hereto

BNP PARIBAS SECURITIES CORP.	J.P. MORGAN SECURITIES LLC

Joint Lead Arrangers

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”) dated as of January 7 , 2011, is among THREE RIVERS OPERATING COMPANY, LLC,  a Delaware limited liability company as the Borrower, THREE RIVERS ACQUISITION LLC, a Delaware limited liability company, as a Guarantor, BNP PARIBAS, as Administrative Agent, JPMORGAN CHASE BANK, N.A., as Syndication Agent, and the Lenders party hereto.

R E C I T A L S

A.                                   The Borrower, the Administrative Agent, the Syndication Agent and the Lenders are parties to that certain Credit Agreement dated as of April 9, 2010 (the “Credit Agreement”), pursuant to which the Lenders have made certain loans to and extensions of credit for the account of the Borrower.

B.                                     The Borrower have requested and the Lenders have agreed to amend certain provisions of the Credit Agreement as set forth in this First Amendment, in order to, among other things, increase the size of the facility and admit certain new financial institutions as Lenders under the Credit Agreement.

C.                                     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                                                                    Defined Terms.  Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement.  Unless otherwise indicated, all article and section references in this First Amendment refer to articles and sections of the Credit Agreement.

Section 2.                                                                    Amendments to Credit Agreement.

2.1                                 Amendments to Section 1.02.

(a)                                  The following definitions are hereby amended to read as follows:

“Aggregate Maximum Credit Amount” at any time shall equal the sum of the Maximum Credit Amounts, as the same may be reduced or terminated pursuant to Section 2.06.  On the First Amendment Effective Date, the Aggregate Maximum Credit Amount is Six Hundred Million dollars ($600,000,000).

“Agreement” means this Credit Agreement, as amended by the First Amendment and as the same may from time to time be further amended, modified, supplemented or restated.

“Applicable Margin” means, for any day, with respect to any ABR Loan or Eurodollar Loan, as the case may be, the rate per annum set forth in the Borrowing Base Utilization Grid below based upon the Borrowing Base Utilization Percentage then in effect:

Borrowing Base Utilization Grid

Borrowing Base Utilization Percentage	<25%	> 25% but <50%	> 50% but <75%	> 75% but <90%	> 90%
Eurodollar Loans	2.00%	2.25%	2.50%	2.75%	3.00%
ABR Loans	1.00%	1.25%	1.50%	1.75%	2.00%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change, provided, however, that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12(a) and until such Reserve Report is delivered, then the “Applicable Margin” means the rate per annum set forth on the grid when the Borrowing Base Utilization Percentage is at its highest level.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) modified from time to time pursuant to Section 2.06 and (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b).  The amount representing each Lender’s Commitment shall at any time be the lesser of such Lender’s Maximum Credit Amount and such Lender’s Applicable Percentage of the then effective Borrowing Base.  As of the First Amendment Effective Date, the aggregate Commitment of all Lenders is Three Hundred Twenty Five Million dollars ($325,000,000) which amount represents the lesser of the Aggregate Maximum Credit Amount and the then effective Borrowing Base.

“Defaulting Lender” means any Lender, as reasonably determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit within three Business Days of the date required to be funded by it hereunder, unless the subject of a good faith dispute, (b) notified the Borrower, the Administrative Agent, the Issuing Bank or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, provided, that a Lender shall not become a Defaulting Lender solely as the result of the acquisition or maintenance of an ownership interest in such Lender or Person controlling such Lender or the exercise of control over a Lender or Person controlling such Lender by a Governmental Authority or an instrumentality thereof.

“LC Commitment” at any time means Five Million dollars ($5,000,000).

(b)                                 The following new definitions are hereby inserted where alphabetically appropriate:

“First Amendment” means the First Amendment to Credit Agreement dated as of January 7 , 2011 among the Borrower, the Administrative Agent, the Guarantors and the Lenders party thereto.

“First Amendment Effective Date” means the date on which all of the conditions precedent set forth in Section 4 of the First Amendment have  been satisfied or waived in accordance with Section 12.02.

“Samson Acquisition” means the acquisition of certain oil, gas and mineral Properties pursuant to the terms and conditions of the Samson Acquisition Documents.

“Samson Acquisition Agreement” means the Purchase and Sale Agreement among Samson Lone Star, LLC, Samson Resources Company, PYR Energy Corporation, Samson Contour Energy E&P, LLC, Geodyne Resources, Inc and Geodyne Nominee Corporation, as sellers, and Acquisition Co., as buyer, dated as of November 22, 2010.

“Samson Acquisition Documents” means (a) Samson Acquisition Agreement and (b) all bills of sale, assignments, and conveyance instruments executed and delivered in connection therewith, as amended.

“Samson Acquisition Properties” means the Oil and Gas Properties and other properties acquired by Acquisition Co. pursuant to the Samson Acquisition Documents.

“Samson Reserve Report” means the report of Cawley, Gillespie & Associates, Inc., dated as of November 24, 2010, with respect to the Samson Acquisition Properties as of October 1, 2010.

2.2                                 Section 8.14(c).   Section 8.14(c) is hereby deleted and replaced in its entirety to read as follows:

“(c) Within ninety (90) days after the First Amendment Effective Date (or such longer period as to which the Majority Lenders consent), the Borrower shall grant to the Administrative Agent as security for the Indebtedness a first-priority Lien interest (provided that Excepted Liens of the type described in clauses (a) to (d), (f), (g), (h), (i), (j) and (k) of the definition thereof may exist, but subject to the proviso at the end of such definition) on additional Oil and Gas Properties not subjected to a Lien of the Security Instruments on the Effective Date such that after giving effect thereto, the Mortgaged Properties will represent at least 80%, collectively, of the total proved value of the Oil and Gas Properties evaluated in (i) the most recent Reserve Report and (ii) the Samson Reserve Report.  All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.”

2.3                                 Section 8.18.   The following new Section 8.18 is hereby added, which reads as follows:

“Section 8.18.   Samson Acquisition Hedging.  Within 10 Business Days after the First Amendment Effective Date, the Administrative Agent shall have received evidence that the Borrower has purchased one or more commodity price floors or collars or commodity price swaps (a) with one or more Approved Counterparties, (b) which are not speculative and (c) which produce an aggregate minimum hedge value of $25,000,000.  For purposes of this Section, the minimum hedge value of each Swap Agreement shall be calculated by discounting (at a discount rate of 9% per annum) to net present value the excess of the relevant strike price over the Administrative Agent’s “price deck” for the comparable commodity.  For purposes of this calculation, it is assumed that hedging volumes will be not less than 80% of estimated PDP oil production volumes and 40% of estimated PDP gas production volumes, respectively, for the period from January 1, 2011 until December 31, 2015 and not to exceed 90% of estimated PDP production volumes for oil and natural gas, respectively.

In the event the Borrower fails to enter into commodity price Swap Agreements which produce at least the minimum hedge value as set forth above, the foregoing shall not be a Default or Event of Default, but will confer to the Majority Lenders the right to adjust the Borrowing Base on or before January 31, 2011.”

2.4                                 Section 9.01(a).  Section 9.01(a) is hereby deleted and replaced in its entirety to read as follows:

(a)                                  Ratio of Total Debt to EBITDAX.  The Borrower will not, as of the last day of any fiscal quarter, commencing with the fiscal quarter ending March 31, 2011, permit its ratio of Total Debt as of such day to EBITDAX for the four fiscal quarters ending on such day to be greater than the ratio set forth below:

Fiscal Quarter ending:	Ratio

March 31, 2011	4.5 to 1.0

June 30, 2011	4.25 to 1.0

September 30, 2011 and thereafter	4.0 to 1.0

provided that for purposes of this Section 9.01(a), (i) EBITDAX for the fiscal quarter ending March 31, 2011 shall be EBITDAX for the three month period ending on such date multiplied by 4, (ii) EBITDAX for the fiscal quarter ending June 30, 2011 shall be EBITDAX for the six month period ending on such date multiplied by 2 and (iii) EBITDAX for the fiscal quarter ending September 30, 2011 shall be EBITDAX for the nine month period ending on such date multiplied by 4/3.

2.5                                 Section 9.01(b).  Section 9.01(b) is hereby deleted and replaced in its entirety to read as follows:

“(b)                           Interest Coverage Ratio.  The Borrower will not, as of the last day of any fiscal quarter, commencing with the fiscal quarter ending March 31, 2011, permit its ratio of EBITDAX for the period of four fiscal quarters then ending on such day to Interest Expense for such period to be less than 2.5 to 1.0; provided that for purposes of this Section 9.01(b), (i) EBITDAX and Interest Expense for the fiscal quarter ending March 31, 2011 shall be EBITDAX and Interest Expense for the three month period ending on such date, (ii) EBITDAX and Interest Expense for the fiscal quarter ending June 30, 2011 shall be EBITDAX and Interest Expense for the six month period ending on such date and (iii) EBITDAX and Interest Expense for the fiscal quarter ending September 30, 2011 shall be EBITDAX and Interest Expense for the nine month period ending on such date.

2.6                                 Section 9.02(g).  Section 9.02(g) is hereby deleted and replaced in its entirety to read as follows:

“(g)                           other Debt not to exceed an aggregate amount outstanding at any time equal to $10,000,000.”

2.7                                 Section 9.02(i).  Section 9.02(i) is hereby deleted and replaced in its entirety to read as follows:

“(i)                               Debt supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit.”

2.8                                 Section 9.04(a).  Section 9.04(a) is hereby amended by deleting the word “and” immediately before clause (f) thereof and inserting the following language immediately before the period at the end of clause (f):

“; and (g) so long as no Event of Default exists and no Event of Default would exist after giving pro forma effect to such Restricted Payment, the Borrower may make Restricted Payments from time to time provided that after giving pro forma effect to such Restricted Payments, there shall be unused availability under the Agreement in an amount not less than the greater of (i) $30,000,000 and (ii) 10% of the then existing Borrowing Base.”

2.9                                 Section 9.05(i)(iii).  Section 9.05(i)(iii) is hereby deleted and replaced in its entirety to read as follows:

“(iii) such venture interests acquired and capital contributions made (valued as of the date such interest was acquired or the contribution made) do not exceed an amount equal $5,000,000.”

2.10                           Section 9.05(k).  Section 9.05(k) is hereby deleted and replaced in its entirety to read as follows:

“(k)                            other Investments not to exceed $5,000,000 in the aggregate during any fiscal year.”

2.11                           Section 9.07.  Section 9.07 is hereby amended by deleting “$3,000,000” where it appears in such Section and inserting “$5,000,000” in lieu thereof.

2.12                           Section 9.11(e).  Section 9.11(e) is hereby deleted and replaced in its entirety to read as follows:

“(e) sales and other dispositions of Properties not regulated by Section 9.11(a) to (d) having a fair market value not to exceed $10,000,000 during any 12-month period,”

2.13                           Section 9.16.  Swap Agreements.  Section 9.16(a)(2) and Section 9.16(b) are hereby amended by deleting “85%” each place it appears in such Sections and inserting “90%” in lieu thereof.

2.14                           Section 10.01(j).  Section 10.01(j) is hereby deleted and replaced in its entirety to read as follows:

“(j)                               one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 above applicable insurance coverage and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed.”

2.15                           Section 12.04(d).  Section 12.04(d) is hereby amended and replaced in its entirety to read as follows:

“(d)                           Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section 12.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.”

2.16                           Section 12.11(b).  Section 12.11(b) is hereby deleted and replaced in its entirety to read as follows:

“(b) to the extent requested by any regulatory authority or any self-regulatory authority, the Federal Reserve Bank or any central bank having jurisdiction over such Lender.”

2.17                           Annex I.   Annex I to the Credit Agreement is hereby replaced with Annex I to this First Amendment.

Section 3.                                                                    Borrowing Base Increase and New Lenders.

3.1                                 Borrowing Base Increase.  Subject to Section 4.13 of this First Amendment, for the period from and including the First Amendment Effective Date to but excluding the first Redetermination Date occurring thereafter, the amount of the Borrowing Base (subject to adjustment pursuant to Section 4.13 of this First Amendment) shall be $325,000,000, which amount has been agreed to by all of the Lenders.  Following the first Redetermination Date occurring after the First Amendment Effective Date, the Borrowing Base shall be determined pursuant to Section 2.07.  Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.07(e), Section 2.07(f), Section 8.13(c), Section 8.16, Section 8.18 or Section 9.11.

3.2                                 New Lenders.  The Borrower, the Administrative Agent and each Lender party to the Credit Agreement immediately prior to the First Amendment Effective Date have agreed with [names of new Lender(s)] (each a “New Lender”) that each such New Lender shall become a Lender and a party to the Credit Agreement and bound by the terms thereof and the other Loan Documents.  Each New Lender will have the Maximum Credit Amount set forth opposite its name on Annex I.  On the First Amendment Effective Date and after giving effect to foregoing, the Maximum Credit Amounts of each Lender (including each New Lender) shall be as set forth on Annex I of this First Amendment which Annex I supersedes and replaces the Annex I to the Credit Agreement.  On the First Amendment Effective Date, all LIBOR Loans outstanding shall be converted into new LIBOR Loans allocated among all Lenders in accordance with the Applicable Percentages set forth on Annex I and the Borrower shall pay to the Lenders party to the Credit Agreement immediately prior to the First Amendment Effective Date such amounts, if any, as are due under Section 5.02.

Section 4.                                                                    Conditions Precedent.  This First Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement) (the “First Amendment Effective Date”):

4.1                                 The Administrative Agent shall have received from each Lender, the Borrower and each Guarantor, counterparts (in such number as may be requested by the Administrative Agent) of this First Amendment signed on behalf of such Persons.

4.2                                 The Arrangers, the Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the date hereof, including a Borrowing Base increase fee equal to 0.75% of (i) in the case of each New Lender, its Applicable Percentage of $325,000,000 and (ii) in the case of each Lender party to the Credit Agreement immediately prior to the First Amendment, an amount equal to the difference of its Applicable Percentage of $325,000,000 over its Applicable Percentage of $135,000,000 immediately prior to the First Amendment.

4.3                                 The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower and each Guarantor setting forth (a) resolutions of its board of directors with respect to the authorization of the Borrower or such Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (b) the officers of the Borrower or such Guarantor (i) who are authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party and (ii) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) that no changes have occurred to the Organizational Documents of the Borrower and such Guarantor since April 9, 2010 or if changes have occurred, attaching such amendments which shall be certified as being true and complete.  The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

4.4                                 The Administrative Agent shall have received a compliance certificate which shall be substantially in the form of Exhibit D of the Credit Agreement, duly and properly executed by a Responsible Officer and dated as of the date of First Amendment Effective Date.

4.5                                 The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments described on Annex II to this First Amendment and shall provide each Lender with fully executed copies thereof.  In connection with the execution and delivery of the Security Instruments, the Administrative Agent shall be reasonably satisfied that the Security Instruments create first priority, perfected Liens (subject only to Excepted Liens identified in clauses (a) to (d) and (f) through (k) of the definition thereof, but subject to the proviso at the end of such definition) on at least 70% of the total proved value of the Oil and Gas Properties evaluated in the Samson Reserve Report.

4.6                                 The Administrative Agent shall have received an opinion of (a) Bracewell and Giuliani LLP, special counsel to the Borrower, and (b) local counsel in each of the following states: New Mexico and Texas and any other jurisdictions reasonably requested by the Administrative Agent, covering such matters as may be reasonably requested by the Administrative Agent.

4.7                                 The Administrative Agent shall have received title information as the Administrative Agent may reasonably require satisfactory to the Administrative Agent setting forth the status of title to at least 70% of the total proved value of the Samson Acquisition Properties evaluated in the Samson Reserve Report.

4.8                                 The Administrative Agent shall be reasonably satisfied with the environmental condition of the Samson Acquisition Properties.

4.9                                 The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that (i) the Borrower has received all consents and approvals required by Section 7.03 and (ii) after giving effect to the consummation of the Samson Acquisition and the other transactions contemplated hereby to occur on the First Amendment Effective Date, including the payment of all fees and expenses, the Borrower will have unused availability under the Agreement of not less than $30,000,000.

4.10                           The Administrative Agent shall have received a balance sheet of the Borrower as of the First Amendment Effective Date after giving pro forma effect to the Samson Acquisition, any Loans contemplated to be borrowed or other Debt to be incurred and the other transactions contemplated to be consummated in connection therewith.

4.11                           The Administrative Agent shall have received the Samson Reserve Report accompanied by a Reserve Report Certificate dated as of the First Amendment Effective Date.

4.12                           The Administrative Agent shall have received appropriate UCC search certificates for each seller party to the Samson Acquisition Agreement reflecting no prior Liens encumbering the Samson Acquisition Properties for each of the following jurisdictions: Texas, Oklahoma, Maryland, Delaware and any other jurisdiction requested by the Administrative Agent other than those Liens permitted by Section 9.03.

4.13                           The Administrative Agent shall have received (a) a certificate of a Responsible Officer of the Borrower certifying:  (i) that the Borrower is concurrently consummating the Samson Acquisition in accordance with the terms of the Samson Acquisition Documents (with all of the material conditions precedent thereto having been satisfied in all material respects by the parties thereto) and acquiring substantially all of the Samson Acquisition Properties contemplated by the Samson Acquisition Documents, (ii) as to the final purchase price for the Samson Acquisition Properties after giving effect to all adjustments as of the closing date contemplated by the Samson Acquisition Documents and specifying, by category, the amount of such adjustment, (iii) that attached thereto is a true and complete list of the Samson Acquisition Properties which have been excluded from the Samson Acquisition pursuant to the terms of the Samson Acquisition Documents, specifying with respect thereto the basis of exclusion as (1) title defect, (2) environmental defect, (3) casualty defect or (4) required consent or preferential purchase right, (iv) that attached thereto is a true and complete list of all Samson Acquisition Properties for which any seller has elected to cure a title defect, (v) that attached thereto is a true and complete list of all Samson Acquisition Properties for which any seller has elected to remediate an adverse environmental condition or cure a title deficiency, (vi) that attached thereto is a true and complete list of all Samson Acquisition Properties which are currently pending final decision by a third party regarding purchase of such property in accordance with any consent or preferential purchase rights and (vii) that no party to any Samson Acquisition Document is in default in respect of any material term or obligation thereunder; (b) a true and complete executed copy of each of the Samson Acquisition Documents; (c) copies, certified as true and complete, of the assignments for all of the Samson Acquisition Properties; (d) the closing statement; and (e) such other related documents and information as the Administrative Agent shall have reasonably requested.

The Borrower recognizes and agrees that (a) it shall have delivered to the Administrative Agent a preliminary draft of the certificate described herein not less than one (1) day prior to the Effective Date identifying which Samson Acquisition Properties will be excluded from the Samson Acquisition on the Effective Date, and (b) if the aggregate value as reflected in the Samson Reserve Report of the Samson Acquisition Properties excluded under clause (a)(iii) above is greater than or equal to $5,000,000, the Borrowing Base shall be adjusted downward to reflect such exclusions by an amount to be determined in good faith by the Administrative Agent.  The Administrative Agent shall allocate a Borrowing Base value for each such excluded Property and shall, promptly upon making such allocation, notify the Borrower and each Lender of such allocation.  If the aggregate value as reflected in the Samson Reserve Report of Samson Acquisition Properties excluded under clause (a)(iii) above is less than or equal to $5,000,000, the Borrowing Base will not be adjusted.  Promptly upon the making by the Required Lenders of such allocation, the Administrative Agent shall notify the Borrower and each Lender of such allocation.

4.14                           The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.

The Administrative Agent shall notify the Borrower and the Lenders of the First Amendment Effective Date, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, this First Amendment shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 12.02 at or prior to 2:00 p.m., Houston time, on January 15, 2010 (and, in the event such conditions are not so satisfied or waived, the obligation of the Lenders to enter this First Amendment shall terminate at such time).

Section 5.                                                                    Miscellaneous.

5.1                                 Confirmation.  The provisions of the Credit Agreement, as amended by this First Amendment, shall remain in full force and effect following the effectiveness of this First Amendment.

5.2                                 Ratification and Affirmation; Representations and Warranties.  Each of the Borrower and each Guarantor hereby (a) ratifies and affirms its respective obligations under, and acknowledges, renews and extends its respective continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein and (b) represents and warrants to the Lenders that, as of the date hereof, after giving effect to the terms of this First Amendment:  (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date, (ii) no Default has occurred and is continuing and (iii) no Material Adverse Effect shall have occurred.

5.3                                 Loan Document.  This First Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

5.4                                 Counterparts.  This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of this First Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

5.5                                 NO ORAL AGREEMENT.  THIS FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY SEPARATE LETTER AGREEMENTS WITH RESPECT TO FEES PAYABLE TO THE ADMINISTRATIVE AGENT CONSTITUTE THE ENTIRE CONTRACT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

5.6                                 GOVERNING LAW.  THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5.7                                 Payment of Expenses.  The Borrower agrees to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with this First Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

5.8                                 Severability.  Any provision of this First Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.9                                 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and its respective successors and assigns.

5.10                           New Agents.  JPMorgan Chase Bank, NA and Societe Generale are each hereby appointed Co-Syndication Agent, and Union Bank, N.A. and The Royal Bank of Scotland plc are each hereby appointed Co-Documentation Agent.  Each of the foregoing are entitled to the benefits of the indemnity contained in Section 12.03.  The Co-Syndication Agents and the Co-Documentation Agents shall have no duties, responsibilities or liabilities under the Credit Agreement and the other Loan Documents other than their duties, responsibilities and liabilities in their capacity as Lenders thereunder.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first written above.

BORROWER:	THREE RIVERS OPERATING COMPANY LLC

	By:	/s/ Gabe Ellisor
Gabe Ellisor, Chief Financial Officer

GUARANTOR:	THREE RIVERS ACQUISITION LLC

	By:	/s/ Gabe Ellisor
Gabe Ellisor, Chief Financial Officer

[Three Rivers Signature Page- First Amendment to Credit Agreement]

ADMINISTRATIVE AGENT:	BNP PARIBAS, as Administrative Agent

	By:	/s/ Richard Hawthorne
	Name:	Richard Hawthorne
	Title:	Director

	By:	/s/ Matthew A. Turner
	Name:	Matthew A. Turner
	Title:	Vice President

CO-SYNDICATION AGENTS:	JPMORGAN CHASE BANK, N.A., as Co-Syndication Agent

	By:	/s/ Michael A. Kamauf
	Name:	Michael A. Kamauf
	Title:	Authorized Officer

SOCIETE GENERALE, as Co-Syndication Agent

	By:	/s/ Stephen W. Warfel
	Name:	Stephen W. Warfel
	Title:	Managing Director

CO-DOCUMENTATION AGENTS:	UNION BANK, as Co-Documentation Agent

	By:	/s/ Damien Melburger
	Name:	Damien Melburger
	Title:	Senior Vice President

THE ROYAL BANK OF SCOTLAND plc, as Co-Documentation Agent

	By:	/s/ Mark Lumpkin, Jr.
	Name:	Mark Lumpkin, Jr.
	Title:	Vice President

[Three Rivers Signature Page- First Amendment to Credit Agreement]

Lenders:	BNP PARIBAS

	By:	/s/ Richard Hawthorne
	Name:	Richard Hawthorne
	Title:	Director

	By:	/s/ Matthew A. Turner
	Name:	Matthew A. Turner
	Title:	Vice President

JPMORGAN CHASE BANK, N.A.

	By:	/s/ Michael A. Kamauf
	Name:	Michael A. Kamauf
	Title:	Authorized Officer

SOCIETE GENERALE

	By:	/s/ Stephen W. Warfel
	Name:	Stephen W. Warfel
	Title:	Managing Director

UNION BANK, N.A.

	By:	/s/ Damien Melburger
	Name:	Damien Melburger
	Title:	Senior Vice President

THE ROYAL BANK OF SCOTLAND plc

	By:	/s/ Mark Lumpkin, Jr.
	Name:	Mark Lumpkin, Jr.
	Title:	Vice President

[Three Rivers Signature Page- First Amendment to Credit Agreement]

THE BANK OF NOVA SCOTIA

By:	/s/ John Frazell
Name:	John Frazell
Title:	Director

ING CAPITAL LLC

By:	/s/ Charles Hall
Name:	Charles Hall
Title:	Managing Director

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ Dixon Schultz
Name:	Dixon Schultz
Title:	Director

By:	/s/ Sharada Manne
Name:	Sharada Manne
Title:	Director

TEXAS CAPITAL BANK, N.A.

By:	/s/ W. David McCarver IV
Name:	W. David McCarver IV
Title:	Vice President

[Three Rivers Signature Page- First Amendment to Credit Agreement]

ANNEX I
LIST OF MAXIMUM CREDIT AMOUNTS

Aggregate Maximum Credit Amounts

Name of Lender	Applicable Percentage	Maximum Credit Amount
BNP Paribas	13.846153846%	$83,076,923.08
JPMorgan Chase Bank, N.A.	13.846153846%	$83,076,923.08
Societe Generale	12.307692308%	$73,846,153.85
Union Bank, N.A.	12.307692308%	$73,846,153.85
The Royal Bank of Scotland plc	12.307692308%	$73,846,153.85
The Bank of Nova Scotia, Houston Branch	10.000000000%	$60,000,000.00
ING Capital LLC	10.000000000%	$60,000,000.00
Credit Agricole Corporate and Investment Bank	10.000000000%	$60,000,000.00
Texas Capital Bank, N.A.	5.384615386%	$32,307,692.31
	100.0%	$600,000,000

ANNEX II
SECURITY INSTRUMENTS

1.             Mortgage, Line of Credit Mortgage, Deed of Trust, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement dated as of the date hereof by the Guarantor in favor of the Administrative Agent to be filed in Hockley, Martin, Nolan, Sterling, Ward and Wilbarger Counties of Texas.

2.             First Amendment and Supplement to Mortgage, Line of Credit Mortgage, Deed of Trust, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement dated as of the date hereof by the Guarantor in favor of the Administrative Agent to be filed in Andrews, Crockett, Gains, Glasscock, King, Irion, Midland, Reagan, Reeves, Schleicher, Stephens, Sutton, Upton and Yoakum Counties Of Texas and Chaves, Lea and Eddy Counties New Mexico.

3.             First Amendment to Mortgage, Line of Credit Mortgage, Deed of Trust, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement dated as of the date hereof by the Guarantor in favor of the Administrative Agent to be filed in Borden, Brewster, Callahan, Cochran, Coke, Crane, Crosby, Ector, Edwards, Garza, Hardeman, Jeff Davis, Lamb, Pecos, Stonewall, Terrell, Val Verde and Winkler Counties of Texas and Rio Arriba, Roosevelt and San Juan Counties of New Mexico.

4.             UCC Financing Statement Amendment filed in connection with items 1, 2 and 3 with the Secretary of State of Delaware.

5.             Mortgage, Line of Credit Mortgage, Deed of Trust, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement dated as of the date hereof by the Guarantor in favor of Paribas North America, Inc. to be filed in Chaves, Lea and Eddy Counties of New Mexico.

6.             UCC Financing Statement filed in connection with item 5.

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